Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter A. Edison, the true and lawful attorney in fact and agent for the undersigned, to act on behalf of and in the name of the undersigned in connection with the Registration Statement on Form S-8 to be filed by Bakers Footwear Group, Inc. (the “Company”) in connection with the offering of shares of the Company’s common stock, par value $0.0001 per share, pursuant to the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan, including the authority to file and sign the Registration Statement and any amendments (including post-effective amendments) and supplements to the Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and each such person ratifies and confirms all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney has been signed below by or on behalf of the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Peter A. Edison Peter A. Edison	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	June , 2005

Lawrence L. Spanley	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June , 2005

/s/ Andrew N. Baur Andrew N. Baur	Director	June 7 , 2005

/s/ Michele A. Bergerac Michele A. Bergerac	Director	June , 2005

/s/ Timothy F. Finley Timothy F. Finley	Director	June , 2005

/s/ Harry E. Rich Harry E. Rich	Director	June , 2005

/s/ Scott C. Schnuck Scott C. Schnuck	Director	June , 2005